Exhibit 10.10

SECURED NON-NEGOTIABLE NON-INTEREST BEARING INSTALLMENT PROMISSORY NOTE

August 28, 2009	$225,000.00
For value received, the undersigned IP Global Investors Ltd. (the “Maker”), promises to pay to LUCAS MANN , an individual with an address c/o Music Nation LLC, 455 Broadway, New York, New York 10013 (the “Payee”), in lawful money of the United States, the principal sum of TWO HUNDRED AND TWENTY FIVE THOUSAND DOLLARS ($225,000) as follows:  This Note shall not bear interest.

1.           Payments.  This Note shall be paid in five (5) equal installments of FORTY FIVE THOUSAND DOLLARS ($45,000) each (each an “Installment” and collectively the “Installments”).  Each Installment shall be paid on or before the last calendar day of each successive month, commencing August 31, 2009 and ending December 31, 2009.  All Installments are to be made by wire transfer of immediately available funds to accounts designated by Payee. Without affecting the liability of Maker, Payee may, without notice, renew or extend the time for payment or accept partial payments.  Maker hereby waives presentment, demand, protest or notice of intention to accelerate.

2.           Security.  Maker’s obligations under this Note are secured by a pledge and assignment to  Payee of up to 1,000,000 Founders Shares of FUND.COM, INC. formerly owned by  Payee and sold to Maker pursuant to a Stock Purchase, Stock Redemption and Option Agreement dated of even date herewith (the “Agreement”); which pledge and assignment is evidenced by a Pledge Agreement, dated of even date between Maker and Payee (the “Pledge Agreement”).  All of the terms and conditions of the Agreement are incorporated herein by this reference, and all capitalized terms not separately defined in this Note shall have the same meanings as defined in the Agreement.

3.           Amendment and Governing Law.  This Note shall not be extended, discharged, terminated or modified orally or by any act or failure to act on the part of Maker or Payee but only by an agreement in writing intended for that specific purpose and signed by the party against whom enforcement of any modification, termination, discharge or extension  is sought.  This Note shall be governed by and construed, interpreted and enforced in accordance with the internal law of the State of New York, without regard to principles of conflict of laws.

4.           Event of Default.  An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

a.           Maker shall fail to pay in full any Installment within thirty (30) calendar days after the due date of such Installment;

b.           Maker defaults in the performance of or compliance with its Obligations under the Pledge Agreement and such default has not been cured for thirty (30) calendar days after written notice of default is given to Maker; or

c.           Any representation or warranty made by or on behalf of Maker or Payee in the Pledge Agreement proves to have been false or incorrect in any material respect on the date as of which made, and such condition has not been cured for thirty (30) calendar days after written notice of default is given to the other party;

d.           Maker or any subsidiary of Maker shall (i) commence, or there shall be commenced against it under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, any bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; (ii) fail to pay, or shall state that is unable to pay, or shall be unable to pay, its debts generally as they become due; (iii)  call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts;  (iv)file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (v) make an assignment for the benefit of its creditors, (vi) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (vii) be adjudicated as insolvent or to be liquidated, or (viii) by any act or failure to act,  take or expressly indicate its consent to, approval of, or acquiescence in any of the  foregoing; or

e.           A court or governmental authority of competent jurisdiction enters an order appointing, without consent by Maker, a custodian, receiver, trustee or other officer with similar powers with respect to it or any subsidiary of Maker or  with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Maker or any subsidiary of Maker, or any such petition shall be filed against such party and such petition shall not be dismissed within sixty-one (61 days.

.5.           Remedies Following an Event of Default.  Upon the occurrence of an Event of Default, the entire balance of this Note shall become due and payable , provided, however,  this Note shall be subject to the remedies following an Event of Default as set forth in the Pledge Agreement.

6.           No Assignment.  This Note is non-negotiable and may not be assigned.

7.           Fees and Costs. If any proceeding is brought to enforce this Note, then the prevailing party shall be entitled to recover the reasonable costs, including without limitation, attorneys’ fees and costs, court costs incurred by such party, inclusive of all appeals.

8.           Time of the Essence. Time shall be of the essence in performance of all obligations of the Maker under this Note.

MAKER, BY EXECUTION AND DELIVERY OF THE THIS NOTE, CONSENTS IN EACH ACTION OR OTHER LEGAL PROCEEDING COMMENCED BY LENDER ARISING OUT OF OR OTHERWISE RELATING TO THIS NOTE OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK, WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED BY LENDER BY REGISTERED MAIL TO MAKER AT THE ADDRESS SET FORTH HEREIN OR IN ANY MANNER ALLOWED BY THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK OR THE FEDERAL LAWS OF THE UNITED STATES.  MAKER WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING.

MAKER, BY EXECUTION AND DELIVERY OF THIS NOTE, AND LENDER, BY ACCEPTANCE HEREOF, EACH HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH.

MAKER:

IP GLOBAL INVESTORS LTD.

By: /s/ Meghann McEnroe___________
                                Meghann McEnroe, Chief Executive Officer